UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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IQSTEL Inc.

(Name of Registrant as Specified In Its Charter)

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IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Tel. (954) 951-8191

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF IQSTEL INC.

August 18, 2025

Dear IQSTEL Inc. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), of IQSTEL Inc., a Nevada corporation (the “Company” or “we”), as of the close of business on July 22, 2025 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consent”):

▪  Approval of an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of our Common Stock from three million seven hundred and fifty thousand (3,750,000) shares to twenty six million (26,000,000) shares.

The Written Consent constitutes the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the amendment noted above (the “Amendment”). Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Amendment, as approved by the Written Consents, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Leandro Iglesias

Leandro Iglesias

Chief Executive

Officer and Director

IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Tel. (954) 951-8191

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Company’s Board of Directors, and by Written Consent of the holders a majority of the Company’s voting stock of an Amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of our Common Stock from three million seven hundred and fifty thousand (3,750,000) shares to twenty six million (26,000,000) shares.

A copy of the Amendment is attached to this Information Statement as Exhibit A.

The above corporate actions will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Accordingly, approval of the Amendment required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s voting stock.

What actions were taken by written consent in lieu of a special meeting?

The Company’s Board of Directors has approved, and stockholders holding at least a majority of the issued and outstanding shares of our classes of voting stock has approved, by written consent in lieu of a special meeting, an amendment to our Articles of Incorporation to increase the total number of authorized shares of our Common Stock from three million seven hundred and fifty thousand (3,750,000) shares to twenty six million (26,000,000) shares.

What vote was obtained to approve the increase in authorized common stock described in this Information Statement?

The increase in authorized common stock was approved by our Board and by our majority stockholders pursuant to action taken by written consent on July 31, 2025, for notification to our stockholders of record as of the close of trading on July 22, 2025 (the “Record Date”). As of the Record Date, 3,498,829 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. As of the Record Date, 10,000 shares of our Series A Preferred were issued and outstanding. Holders of Series A Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to stockholders at a rate of 51% of the total vote of stockholders, which amounts to an aggregate of 3,641,638 votes as of the Record Date.

Based on the foregoing, as of the Record Date, the total aggregate number of votes entitled to vote regarding the approval of the increase in authorized common stock was 7,140,467. Pursuant to Nevada Law, at least a majority of the voting equity of the Company, or at least 3,641,638 votes are required to approve the increase in authorized common stock by written consent. The majority shareholders, who hold 3,690,480 votes for approximately 51.68% of our voting stock, have voted in favor of the increase in authorized common stock, thereby satisfying the requirement pursuant to the Nevada Revised Statutes that at least a majority of the voting stock vote in favor of a corporate action by written consent.

The following table sets forth the name of the holder of the Series A Preferred Stock, the number of shares of Series A Preferred Stock held by the holder, the number of votes held by the holder, the total number of votes that the holder voted in favor of the increase in authorized common stock and the percentage of our issued and outstanding voting stock that voted in favor thereof:

Name of Voting Stockholder	Class of Stock	Number of Shares held	Number of Votes held by such Stockholder	Number of Votes that Voted in Favor of the Increase in Authorized	Percentage of the Voting Equity that Voted in Favor of the Increase in Authorized
Leandro Iglesias	Series A Preferred Stock	7,000	2,549,147	2,549,147	35.70%
Alvaro Quintana Cardona	Series A Preferred Stock	3,000	1,092,491	1,092,491	15.30%
Leandro Iglesias	Common Stock	26,193	26,193	26,193	0.367%
Alvaro Quintana Cardona	Common Stock	16,649	16,649	16,649	0.233%
Raul Perez	Common Stock	2,625	2,625	2,625	0.037%
Italo Segnini	Common Stock	750	750	750	0.011%
Jose A. Barreto	Common Stock	2,625	2,625	2,625	0.037%
Total				3,690,480	51.685%

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $10,000.

Am I entitled to dissenter’s rights?

The Nevada Revised Statutes does not provide for dissenter’s rights for the increase in authorized common stock.

Accordingly, we have obtained all necessary corporate approval in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by written consent and giving stockholders notice of the Amendment as required by the Nevada Revised Statutes and the Exchange Act.

As the Amendment was approved by written consent of the holders a majority of the Company’s voting stock, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

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AMENDMENT TO OUR ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED COMMON STOCK

Purpose of and Rationale for the Amendment

We are currently authorized to issue a total 3,750,000 shares of common stock. Of this amount, 3,498,829 shares of common stock were outstanding as of the Record Date. In addition, as part of the Globetopper acquisition, we may be required to issue common stock in 2026 and 2027 to cover EBITDA milestone achievements set forth in a Unit Purchase Agreement. We estimate that 93,000 shares of common stock will be needed if the achievements are met.

We also require additional shares of common stock to support our growth, and for use as collateral for securing loans, and for equity compensation plans. Finally, under our M&A strategy, we will require the issuance of shares either as part of the payment for acquisitions or to raise the necessary cash. While we have no current M&A plans to issue shares of our Common Stock, aside from the stock exchange presented below, we feel it appropriate to increase our authorized number of Common Stock in the event we encounter potential financing or strategic acquisition transactions that require the issuance of shares.

The Company entered into a non-binding memorandum of understanding (MOU) with Cycurion Inc., a Delaware corporation with its principal office at 1640 Boro Place, Fourth Floor, McLean, Virginia 22102, trading on NASDAQ under ticker CYCU (“CYCU”). The purpose of the MOU is to outline the mutual intention of the parties to explore a potential stock exchange transaction and expand their strategic partnership. Subject to satisfactory due diligence, internal approvals, and regulatory compliance, each party intends to issue $1,000,000 worth of common stock to the other party. The number of shares to be issued shall be calculated based on the lower of (i) the Nasdaq Official Closing Price on the trading day immediately preceding the signing of the binding agreement and (ii) the average Nasdaq Official Closing Price over the five (5) trading days immediately preceding the signing of the binding agreement.

Cycurion delivers high-quality, cybersecurity solutions to federal government civilians, defense and judicial agencies in addition to commercial clients across a variety of industries. Further information about Cycurion and its products and services is available in its public filings with the SEC, including Cycurion’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 17, 2025, and Form 10-Q for the three months ended March 31, 2025 filed with the SEC on June 5, 2025.

The stock exchange potentially opens the door for powerful cross-selling opportunities. IQSTEL will be able to introduce its Telecom, Fintech, and AI-driven services to Cycurion’s established customer base, while Cycurion will gain access to offer its advanced cybersecurity solutions to some of the largest telecom operators in the world through IQSTEL’s extensive global network. Both companies have worked closely to define and design customized cybersecurity solutions for the evolving needs of the global telecom industry. The collaboration is now entering an execution phase, focused on product rollout and market deployment.

The strategic rationale of this agreement is to expand the partnership between both companies for AI-enhanced cybersecurity platforms targeting the global telecom industry, potential synergies in high-tech initiatives, and openness to future joint ventures or integrations.

The reciprocal stock exchange creates a form of mutual ownership, where each company holds equity in the other. Both companies expect this structure can foster strategic alignment by encouraging collaborative decision-making, especially in areas like AI R&D, market expansion, or joint ventures.

The plan is for each company to distribute a portion of the shares received in the stock exchange as stock dividends, where each company gives its shareholders a stake in the other. By doing this, shareholders of both companies gain exposure to a second business model, in a different sector and industries. This mechanism also signals confidence in the long-term value of the alliance, as both companies are willing to share equity with their investor base.

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The stock exchange and dividend distribution reshape each company’s financial profile, particularly the capital structure, with equity increases due to the incoming shares, but also a dilution may occur as shown below:

IQSTEL
Total Outstanding Shares (1)	3,498,829
Closing price (2)	$ 9.11
Dollar amount of stock exchange	$ 1,000,000.00
Shares to be issued to Cycurion	109,770

Percentage of existing Shareholders
Before the stock exchange	100%
After the stock exchange	96.96%
Cycurion ownership in IQSTEL after stock exchange	3.04%

CYCURION
Total Outstanding Shares (1)	44,600,173
Closing price (2)	$ 0.3604
Dollar amount of stock exchange	$ 1,000,000.00
Shares to be issued to IQSTEL	2,774,695

Percentage of existing Shareholders
Before the stock exchange	100%
After the stock exchange	94.14%
IQSTEL ownership in Cycurion after stock exchange	5.86%

(1) Total outstanding shares as of July 31, 2025
(2) Closing price on July 31, 2025

It is important to note that the MOU is not binding on either party and there are risks of non-completion due to failed due diligence, regulatory hurdles, or market changes. The deal is subject to the execution and closing of a definitive agreement and, even if consummated, there are no assurances that the intended benefits will materialize in the stock exchange or the alliance of business.

Our current authorized shares of 3,750,000 are insufficient to cover the 897,238 shares of common stock reserved for issuance upon conversion or exercise of our outstanding convertible preferred securities, the milestone achievements as part of the Globetopper acquisition, the Cycurion share exchange opportunity, future equity compensation plans, and to plan for future financings and to accommodate future M&A opportunities.

As a result of the foregoing, our Board of Directors has determined that it is in our best interest to increase the number of authorized shares of common stock. In addition, the Board of Directors believes that the Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of common stock as the Board of Directors deems necessary or advisable.

The Board of Directors believes that an increase in the total number of shares of authorized common stock will give us greater flexibility in responding quickly to advantageous financing and business opportunities that involve the direct or indirect issuance of additional shares of common stock and attracting and retaining key personnel through the issuance of stock incentive awards. The Amendment to increase our authorized common stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized common stock or other securities convertible into or exercisable or exchangeable for common stock without requiring future stockholder approval of such issuances, except as may be required by our Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of our company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

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The Board of Directors is not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of our outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of our company. Such action, however, could discourage an acquisition of our company, which the stockholders of the Company might view as desirable.

Effect on Outstanding Common Stock

The additional shares of common stock authorized by the Amendment will have the same privileges as the shares of common stock currently authorized and issued. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of common stock. The increase in authorized shares would not affect the terms or rights of holders of existing shares of common stock. All outstanding shares of common stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

The issuance of any additional shares of common stock may, depending on the circumstances under which those shares are issued, reduce stockholders’ equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of common stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of common stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

The Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the common stock.

Interests of Certain Persons in the Action

Aside from the holders of preferred stock that may convert their securities into common stock, and the beneficiaries of the milestone shares in the Globetopper acquisition, we do not believe that there are stockholders with interests in the Amendment that are different from or greater than those of any other of our stockholders.

Anti-Takeover Effects

Although the Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of our company more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of our company. In certain circumstances, the issuance of common stock without further action by the stockholders may have the effect of delaying or preventing a change in control of our company, may discourage bids for our common stock at a premium over the prevailing market price and may adversely affect the market price of our common stock. As a result, increasing the authorized number of shares of our common stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over our company or of any present attempt to acquire a large block of our common stock.

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DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the Amendment to our Articles of Incorporation, or to the adoption of the Amendment.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Leandro Iglesias	26,193	0.749%
Alvaro Quintana Cardona	16,649	0.476%
Raul Perez	2,625	0.075%
Jose Antonio Barreto	2,625	0.075%
Italo Segnini	750	0.021%
All Directors and Executive Officers as a Group (5 persons)	48,842	1.396%

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	Series A Preferred Stock
Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (3)
Leandro Iglesias	7,000	70.00%
Alvaro Quintana Cardona	3,000	30.00%
Raul Perez	—	—
Jose Antonio Barreto	—	—
Italo Segnini	—	—
All Directors and Executive Officers as a Group (5 persons)	10,000	100.00%

(1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 3,498,829 voting shares as of the Record Date.

(3) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 10,000 voting shares as of the Record Date.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

By Order of the Board of Directors

August 18, 2025

/s/ Leandro Iglesias
Leandro Iglesias
Chief Executive Officer – Director

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Exhibit A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

IQSTEL INC.

IQSTEL Inc., a Nevada corporation (the "Corporation"), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation's Articles of Incorporation (the "Articles of Incorporation").

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment.

THIRD: Article VIII, Section 1 of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

ARTICLE VIII

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is twenty six million two hundred thousand (26,200,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is twenty five million (25,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one million two hundred thousand (1,200,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this [*]th day of September, 2025

By:	/s/ Leandro Iglesias
Name:	Leandro Iglesias
Title:	Chief Executive Officer

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